Exhibit 99.1

Neiman Marcus, Inc. Reports First Quarter Earnings

DALLAS--(BUSINESS WIRE)--December 8, 2010--Neiman Marcus, Inc. today reported financial results for the first quarter of fiscal year 2011. For the first quarter of fiscal year 2011, the Company reported total revenues of $927.2 million compared to $868.9 million in the prior year. Comparable revenues increased 6.4 percent. Operating earnings for the first quarter of fiscal year 2011 were $99.8 million compared to $74.8 million for the first quarter of fiscal year 2010.

This release contains information regarding the Company’s EBITDA which is a non-GAAP financial measure. A reconciliation of these figures to the most directly comparable GAAP figures, together with certain other information, can be found at the end of this release.

A live webcast of the conference call on earnings can be accessed through the Investor Information section of the Neiman Marcus, Inc. website at www.neimanmarcusgroup.com on Wednesday, December 8, 2010 beginning at 9:00 a.m. Central Standard Time. Following the live broadcast, interested parties may replay the webcast by accessing this website. To access financial information that will be presented during the call, please visit the Investor Information section of the Neiman Marcus, Inc. website at www.neimanmarcusgroup.com.

From time to time, the Company may make statements that predict or forecast future events or results, depend on future events for their accuracy or otherwise contain "forward-looking information." These statements are made based on management's expectations and beliefs concerning future events and are not guarantees of future performance.

The Company cautions readers that actual results may differ materially as a result of various factors, some of which are beyond its control, including but not limited to: political or economic conditions; terrorist activities in the United States and elsewhere; disruptions in business at the Company’s stores, distribution centers or offices; changes in consumer confidence resulting in a reduction of discretionary spending on goods; changes in demographic or retail environments; changes in consumer preferences or fashion trends; competitive responses to the Company’s marketing, merchandising and promotional efforts; changes in the Company’s relationships with key customers; delays in the receipt of merchandise; seasonality of the retail business; adverse weather conditions, particularly during peak selling seasons; delays in anticipated store openings or renovations; natural disasters; significant increases in paper, printing and postage costs; litigation that may have an adverse effect on the Company’s financial results or reputation; changes in the Company’s relationships with designers, vendors and other sources of merchandise; the Company’s success in enforcing its intellectual property rights; the effects of incurring a substantial amount of indebtedness under the Company’s senior secured credit facilities, senior notes and senior subordinated notes and of complying with the related covenants and conditions; the financial viability of the Company’s designers, vendors and other sources of merchandise; the design and implementation of new information systems or enhancement of existing systems; changes in foreign currency exchange rates or inflation rates; impact of funding requirements related to the Company’s noncontributory defined benefit pension plan; changes in the Company’s relationships with certain of key sales associates; changes in key management personnel; changes in the Company’s proprietary credit card arrangement that adversely impact its ability to provide consumer credit; or changes in government or regulatory requirements increasing the Company’s cost of operations.

These and other factors that may adversely effect the Company’s future performance or financial condition are contained in its Annual Report in Form 10-K and other reports filed with and available from the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

NEIMAN MARCUS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)	October 30, 2010	October 31, 2009

ASSETS
Current assets:
Cash and cash equivalents	$375,856	$319,215
Merchandise inventories	945,902	875,833
Other current assets	102,761	123,971
Total current assets	1,424,519	1,319,019

Property and equipment, net	892,628	973,630
Goodwill and intangible assets, net	3,188,370	3,260,633
Other assets	55,041	88,075
Total assets	$5,560,558	$5,641,357

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$273,319	$237,972
Accrued liabilities	375,612	362,359
Other current liabilities	11,664	-
Total current liabilities	660,595	600,331

Long-term liabilities:
Long-term debt	2,879,721	2,972,173
Deferred income taxes	663,568	690,970
Other long-term liabilities	392,831	446,385
Total long-term liabilities	3,936,120	4,109,528

Total shareholders’ equity	963,843	931,498
Total liabilities and shareholders’ equity	$5,560,558	$5,641,357

NEIMAN MARCUS, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	First Quarter Ended
(in thousands)	October 30, 2010	October 31, 2009

Revenues	$927,248	$868,900
Cost of goods sold including buying and occupancy costs	562,658	534,223
Selling, general and administrative expenses	222,988	218,819
Income from credit card program, net	(9,293)	(13,087)
Depreciation expense	33,722	35,782
Amortization of intangible assets	12,849	13,845
Amortization of favorable lease commitments	4,469	4,469

Operating earnings	99,855	74,849

Interest expense, net	58,430	59,365

Earnings before income taxes	41,425	15,484

Income tax expense	15,684	6,963

Net earnings	$25,741	$8,521

NEIMAN MARCUS, INC. OTHER OPERATING DATA (UNAUDITED)

SEGMENTS:	First Quarter Ended
(dollars in millions)	October 30, 2010	October 31, 2009

REVENUES:
Specialty Retail Stores	$761.1	$721.6
Direct Marketing	166.1	147.3
Total	$927.2	$868.9

OPERATING EARNINGS:
Specialty Retail Stores	$108.0	$88.4
Direct Marketing	25.0	21.7
Corporate expenses	(14.1)	(13.7)
Other expenses	(1.8)	(3.3)
Amortization of intangible assets and favorable lease commitments	(17.3)	(18.3)
OPERATING EARNINGS	$99.8	$74.8

Other expenses consists primarily of costs (primarily professional fees and severance) incurred in connection with cost reductions and corporate initiatives.

NEIMAN MARCUS, INC. OTHER OPERATING DATA (UNAUDITED)

OTHER DATA:

	First Quarter Ended
(dollars in millions)	October 30, 2010	October 31, 2009

Capital expenditures	$18.4	$17.3

Depreciation	$33.7	$35.8
Amortization of intangibles	$17.3	$18.3

Rent expense	$21.6	$21.0

EBITDA*	$150.9	$128.9

* For an explanation of EBITDA, see “Non-GAAP Financial Measure.”

NEIMAN MARCUS, INC.
NON-GAAP FINANCIAL MEASURE
(UNAUDITED)

The following table reconciles net earnings as reflected in the Company’s condensed consolidated statements of operations prepared in accordance with GAAP to EBITDA:

	First Quarter Ended
(dollars in millions)	October 30, 2010	October 31, 2009

Net earnings	$25.7	$8.5
Income tax expense	15.8	6.9
Interest expense, net	58.4	59.4
Depreciation expense	33.7	35.8
Amortization of intangible assets and favorable lease commitments	17.3	18.3
EBITDA	$150.9	$128.9

We present the non-GAAP financial measure EBITDA because we use this measure to monitor and evaluate the performance of our business and believe the presentation of this measure will enhance investors’ ability to analyze trends in our business, evaluate our performance relative to other companies in our industry and evaluate our ability to service our debt. In addition, we use EBITDA as a component of the measurement of incentive compensation.

EBITDA is not a presentation made in accordance with GAAP and this computation may vary from others in the industry. In addition, EBITDA contains some, but not all, adjustments that are taken into account in the calculation of the components of various covenants in the agreements and indentures governing the Company’s senior secured Asset-Based Revolving Credit Facility, Senior Secured Term Loan Facility, Senior Notes and Senior Subordinated Notes. EBITDA should not be considered as an alternative to operating earnings or net earnings as a measure of operating performance or cash flows as a measure of liquidity. EBITDA has important limitations as an analytical tool and should not be considered in isolation to, or as a substitute for analysis of the Company’s results as reported under GAAP. For example, EBITDA does not reflect cash expenditures, or future requirements, for capital expenditures or contractual commitments; does not reflect changes in, or cash requirements, for working capital needs; does not reflect our considerable interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt; excludes tax payments that represent a reduction in cash available; and does not reflect any cash requirements for assets being depreciated and amortized that may have to be replaced in the future.

CONTACT:
Neiman Marcus, Inc.
James E. Skinner, 214-757-2954
Executive Vice President, Chief Operating Officer and Chief Financial Officer
or
Stacie Shirley, 214-757-2967
Senior Vice President – Finance and Treasurer